UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2008

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 14, 2008, the United States Court of Appeals for the Seventh Circuit entered an order on its own motion postponing the scheduled June 4, 2008 oral arguments in the appeal by AMERIGROUP Corporation (the "Company") of the judgment in qui tam litigation styled as United State of America and the State of Illinois, ex. rel. Cleveland A. Tyson v. AMERIGROUP Illinois, Inc., U.S. District Court for the Northern District of Illinois, Eastern Division, Case No. 02-C-6074 (the "Qui Tam Litigation") while the parties participate in court-supervised mediation. The Court of Appeals did not schedule a new date for the oral arguments. The text of the order is as follows:

ORDER: The court, on its own motion, ORDERS that oral argument in this appeal set for Wednesday, June 4, 2008 is VACATED. The parties are directed to file a status report regarding the settlement proceedings within 60 days of this order.

Additional information regarding the Qui Tam Litigation can be found under the heading "Legal Proceedings" in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, filed with the Securities and Exchange Commission on April 29, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

May 15, 2008	By:	Stanley F. Baldwin

Name: Stanley F. Baldwin
Title: Executive Vice President, General Counsel and Secretary